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                                                                  EXHIBIT 3.1.32

                          ARTICLES OF INCORPORATION OF
                                  SCIMEX, INC.

         The undersigned, in order to form a corporation under and pursuant to the laws of the State of Alabama, hereby adopts the following articles of incorporation:

                                       I.

         The name of the corporation is:

                           Scimex, Inc.

                                      II.

         The corporation is organized pursuant to the provisions of the Alabama Business Corporation Act.

                                      III.

         The corporation shall have perpetual duration.

                                      IV.

         The object of the corporation is pecuniary gain and profit and the corporation is formed for the purpose of the transaction of any or all lawful business for which corporations may be incorporated under this act and engaging in such other businesses as the Board of Directors may from time to time specify by resolution.

                                       V.

         The corporation shall have authority to issue 1,000 shares of $.10 par value common stock.

                                      VI.

         The corporation shall be entitled to purchase its own shares out of its unreserved and unrestricted earned and capital surplus available therefor.

                                      VII.

         The corporation shall be entitled to distribute a portion of its assets to its shareholders out of capital surplus available therefor.

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                                     VIII.

         The initial registered office of the corporation shall be at 5000 Technology Drive, Huntsville, Alabama 35804. The initial registered agent of the corporation at such address shall be D. Lynn Cox.

                                      IX.

         The initial board of directors shall consist of three members who shall be and whose addresses are:

                  Name and Address

         Olin B. King
         5000 Technology Drive
         Huntsville, Alabama 35804

         A. Eugene Sapp
         5000 Technology Drive
         Huntsville, Alabama 35804

         D. Lynn Cox
         5000 Technology Drive
         Huntsville, Alabama 35804

                                       X.

         The name and address of the incorporator is:
                  William B. Tatum
                  218 Randolph Drive
                  Huntsville, Alabama 35801

                                      XI.

         The pre-emptive right of any shareholder to acquire authorized and unissued shares of the corporation is denied.

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         The undersigned, acting as incorporator of the corporation named herein in accordance with the Alabama Business Corporation Act, executes these Articles of Incorporation, this 17th day of March, 1987.

                                    /s/ William B. Tatum
                                    --------------------------------------------
                                    William B. Tatum
                                    Incorporator

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